CUSIP No. 74767N107**	13G	Page 1 of 1 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of QuantaSing Group Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 23, 2024.

Ching Chiu

/s/ Ching Chiu

VM EDU Fund GP, LLC

By:	/s/ Ching Chiu
Name: Ching Chiu
Title: Manager

VM EDU Fund I, L.P.

By:	/s/ Ching Chiu
Name: Ching Chiu
Title: Manager, for and on behalf of VM EDU Fund GP, LLC, General Partner